Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated January 30, 2025, relating to the financial statement of Hashdex Nasdaq Crypto Index US ETF, as of January 21, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Towson, Maryland

January 30, 2025